Exhibit 99.6

HOLLINGER INTERNATIONAL PUBLISHING INC.

IS OFFERING TO EXCHANGE
ITS
9% SENIOR NOTES DUE 2010
WHICH HAVE BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED
PURSUANT TO ITS PROSPECTUS, DATED APRIL 30, 2003,
FOR ALL ISSUED AND OUTSTANDING
9% SERIES A SENIOR NOTES DUE 2010

To Our Clients:

     Enclosed for your consideration is a prospectus, dated April 30, 2003 (the “Prospectus”), and the related Letter of Transmittal (the “Letter of Transmittal”) relating to the offer (the “Exchange Offer”) of Hollinger International Publishing Inc. (“Hollinger”) to exchange an aggregate principal amount of up to $300,000,000 of its 9% Senior Notes due 2010 (the “New Notes”), the issuance of which has been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its issued and outstanding 9% Senior Notes due 2010 (the “Old Notes”). The Old Notes were issued in offerings under Rule 144A and Regulation S of the Securities Act that were not registered under the Securities Act. The Exchange Offer is being extended to all holders of the Old Notes in order to satisfy certain obligations of Hollinger contained in the Registration Rights Agreement, dated as of December 16, 2002, by and among Hollinger, Hollinger International Inc. and Wachovia Securities, Inc. The New Notes are substantially identical to the Old Notes, except that the transfer restrictions and registration rights applicable to the Old Notes do not apply to the New Notes.

     These materials are being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A TENDER OF SUCH OLD NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MAY 26, 2003, UNLESS THE EXCHANGE OFFER IS EXTENDED. Any Old Notes tendered pursuant to the Exchange Offer may with withdrawn at any time before the expiration of the Exchange Offer.

     Your attention is directed to the following:

1.	The Exchange Offer is for any and all Old Notes.

2.	The Exchange Offer is subject to certain conditions set forth in the Prospectus under the caption “The Exchange Offer-Conditions to the Exchange Offer.”

3.	Any transfer taxes incident to the transfer of Old Notes from the holder to Hollinger will be paid by Hollinger, except as otherwise provided in Instruction 13 of the Letter of Transmittal.

4.	The Exchange Offer expires at 5:00 P.M., New York City time, on May 26, 2003, unless the Exchange Offer is extended.

     If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD NOTES.

INSTRUCTIONS WITH RESPECT TO
THE EXCHANGE OFFER

     The undersigned acknowledge(s) receipt of your letter and the enclosed materials, referred to therein relating to the Exchange Offer made by Hollinger with respect to its Old Notes.

     This will instruct you to tender the Old Notes held by you for the account of the undersigned, subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

     Please tender the Old Notes held by you for my account as indicated below:

☐	9% Senior Notes due 2010 $______________ (Aggregate Principal Amount of 10-Year Old Notes)

☐	Please do not tender any Old Notes held by you for my account
Dated: , 2003

Signature(s):

Print Name(s) here:

(Print Address(es)):

(Area Code and Telephone Number(s)):

(Tax Identification or Social Security Number(s)):

     NONE OF THE OLD NOTES HELD BY US FOR YOUR ACCOUNT WILL BE TENDERED UNLESS WE RECEIVE WRITTEN INSTRUCTIONS FROM YOU TO DO SO. UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN THE SPACE PROVIDED, YOUR SIGNATURE(S) HEREON SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL THE OLD NOTES HELD BY US FOR YOUR ACCOUNT.